Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Apptigo International, Inc. of our report dated May 13, 2015, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Apptigo International, Inc. for the year ended December 31, 2014.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ RBSM, LLP

RBSM, LLP

Las Vega, NV

June 10, 2015